UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    June 20, 2002

MINUTEMAN INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Illinois	0-15582	36-2262931
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

111 South Rohlwing Road, Addison, Illinois		60101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     630- 627-6900

(Former name or former address, if changed since last report)

Item 5.     Other Events and Regulation FD Disclosure.

On June 20, 2002, Minuteman International, Inc. (the “Company”) issued a press release announcing that it received a written notice from the staff of the Securities and Exchange Commission stating the intention of the staff to recommend that the SEC bring a civil action against the Company alleging that the Company violated certain provisions of the Securities Exchange Act of 1934, and rules thereunder, relating to reports, books, records and accounting controls and seeking an injunction and civil penalties.  The Company understands that the staff also intends to recommend action against the Company’s Vice President of Finance and Corporate Controller.

A copy of the press release is attached as Exhibit 99 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2002	By:	/s/ Gregory J. Rau
Gregory J. Rau
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release issued by Minuteman International, Inc., dated June 20, 2002.